Exhibit 99.1

Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

POLYCOM REPORTS FIRST QUARTER 2008 EARNINGS

Revenue Growth of 34 Percent Year-over-Year;

Revenue Growth of 15 Percent Year-over-Year Excluding SpectraLink

PLEASANTON, Calif. – April 16, 2008 – Polycom, Inc. (NASDAQ: PLCM), the world’s leading provider of unified collaborative communications solutions, today reported its earnings for the first quarter ended March 31, 2008.

First quarter 2008 consolidated net revenues were $258.9 million, compared to $192.7 million for the first quarter of 2007. SpectraLink contributed $39.4 million to net revenues for the first quarter of 2008 compared to $2.1 million in the first quarter of 2007 for the six-day period following the acquisition, which was completed on March 26, 2007. Non-GAAP net income for the first quarter of 2008 was $32.7 million, or 36 cents per diluted share. This compares to Non-GAAP net income of $28.6 million, or 30 cents per diluted share, for the first quarter of 2007. GAAP net income for the first quarter of 2008 was $14.2 million, or 16 cents per diluted share, compared to $10.2 million, or 11 cents per diluted share, for the same period last year.

The reconciliation between GAAP net income and Non-GAAP net income is provided in the tables at the end of this release.

On a product line basis, consolidated net revenues for the first quarter of 2008 were comprised of:

•	62 percent video solutions, or $159.5 million (51 percent video communications, or $130.3 million, and 11 percent network systems, or $29.2 million); and

•	38 percent voice communications, or $99.4 million.

This compares to the first quarter of 2007, in which consolidated net revenues were comprised of:

•	71 percent video solutions, or $136.6 million (56 percent video communications, or $108.0 million, and 15 percent network systems, or $28.6 million); and

•	29 percent voice communications, or $56.1 million.

“Unified Collaboration continues to be a key priority for our customers worldwide,” said Robert Hagerty, chairman and CEO. “We believe the fast return on investment of our solution, compliance with the green initiatives in Europe and other important markets, and globalization of the workforce, are driving adoption within enterprise and public sector customers alike. In addition, we are pleased to report that first quarter revenues for our SpectraLink wireless products grew sharply from the fourth quarter, validating both the customer demand for voice mobility solutions and the successful completion of the integration of this strategically important acquisition.”

“Looking forward, we expect growing contributions from our strategic partnerships such as Microsoft, Nortel, Avaya, IBM, and others as we deliver our highly differentiated video and voice collaboration solutions. Coupled with these partnerships, our new offerings in telepresence, HD video, and voice over IP products differentiate Polycom and illustrate the exceptional value proposition that our innovations are delivering to customers. With these products and partnerships, we believe Polycom is best positioned to capture customer demand being driven by rapidly growing travel costs, globalization, and environmental concerns. Further, through the sales investments we made in late 2007 and in Q1, we have increased our coverage in both existing and emerging markets. This is enabling Polycom to drive close customer relationships that deliver near-term business opportunity and long-term annuities through product adoption and service opportunities,” Hagerty concluded.

“We delivered solid operating results in the first quarter, including revenues of $258.9 million and $36.3 million in operating cash flow,” said Michael Kourey, senior vice president, finance and administration, and CFO. “In concert with these operating results, backlog and deferred revenues grew to record levels. During the first quarter, we purchased $60 million in Polycom stock, exiting the quarter with a remaining $80 million authorization under the current share repurchase program.”

About Polycom

Polycom, Inc. is the worldwide leader in unified collaborative communications (UCC) that maximize the efficiency and productivity of people and organizations. Polycom delivers the broadest array of high definition telepresence video, wired and wireless voice, and content solutions so people can enjoy the best communications, whether from a real-time collaborative interaction or on-demand streamed video experience. Spanning from the desktop to the industry’s only immersive telepresence suite, Polycom’s high quality collaboration and communications solutions are easy to deploy and manage, as well as intuitive to use. Based on open standards, they integrate seamlessly with leading telephony and presence-based networks. With innovative market-driving technologies, a compelling vision for next generation visual communications, best-in-class products, alliance partnerships, and world-class service, Polycom is the smart choice for organizations to gain a competitive advantage with proven and trusted communication solutions. For additional information, call 800-POLYCOM or visit the Polycom web site at www.polycom.com.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the drivers for the adoption of our products, the anticipated growing contributions of our strategic partnerships in future periods, our ability to capture customer demand through our product offerings and solutions, and the ability of our sales and services teams to create near-term opportunities and long-term annuity streams. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners, potential fluctuations in results and future growth rates, the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel, the impact of global conflicts such as those in the Middle East, and risks associated with general economic conditions, including current negative macroeconomic indicators in the United States and globally, that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2007, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

As has been noted on the Company’s web site since April 9, 2008, Polycom will hold a conference call today, April 16, 2008, at 5:00 p.m. ET/2:00 p.m. PT to discuss its first quarter earnings. Robert Hagerty, chairman, president and CEO, and Michael Kourey, chief financial officer, will host the conference call. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 800.931.6358; and for callers outside of the US and Canada, by calling 212.231.2924, with the passcode being Polycom. A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21380669. A replay of the call will also be maintained on our website for twelve months at www.polycom.com under Investor Relations – Earnings Calls-Archives.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

Polycom, the Polycom logo, SpectraLink, and the SpectraLink logo are registered trademarks of Polycom in the U.S. and various countries. ©2008, Polycom, Inc. All rights reserved.

POLYCOM, INC.

Non-GAAP Condensed Consolidated Statements of Operations

Excluding Stock-based compensation expense, Effect of stock-based compensation expense on warranty rates, Impact to cost of sales from purchase accounting adjustments to inventory, Acquisition-related costs, Purchased in-process research and development costs, Amortization and impairment of purchased intangibles, Restructuring costs, Litigation reserves and payments, Gain (loss) on strategic investments, and Income tax effect of the preceding adjustments

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2008	March 31, 2007
Revenues:
Product revenues	$222,451	$169,472
Service revenues	36,469	23,246

Total revenues	258,920	192,718

Cost of revenues:
Cost of product revenues	85,693	62,381
Cost of service revenues	17,184	11,256

Total cost of revenues	102,877	73,637

Gross profit	156,043	119,081

Operating expenses:
Sales and marketing	70,691	48,412
Research and development	32,020	28,098
General and administrative	12,726	10,425

Total operating expenses	115,437	86,935

Operating income	40,606	32,146
Interest income, net	3,186	6,568
Other expense, net	1,060	(64)

Income before provision for income taxes	44,852	38,650
Provision for income taxes	12,110	10,049

Non-GAAP net income	$32,742	$28,601

Basic net income per share	$0.37	$0.31

Diluted net income per share	$0.36	$0.30

Weighted average shares outstanding for basic net income per share	88,526	90,807

Weighted average shares outstanding for diluted net income per share	90,247	94,988

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2008	March 31, 2007
Revenues:
Product revenues	$222,451	$169,472
Service revenues	36,469	23,246

Total revenues	258,920	192,718

Cost of revenues:
Cost of product revenues	90,187	64,282
Cost of service revenues	18,254	11,899

Total cost of revenues	108,441	76,181

Gross profit	150,479	116,537

Operating expenses:
Sales and marketing	73,861	50,936
Research and development	34,934	30,675
General and administrative	14,894	12,476
Acquisition-related integration costs	159	1,170
Purchased in-process research and development	—	9,400
Amortization and impairment of purchased intangibles	1,827	1,431
Restructuring costs	3,615	213
Litigation reserves and payments	6,238	—

Total operating expenses	135,528	106,301

Operating income	14,951	10,236
Interest income, net	3,186	6,568
Other income (expense), net	1,060	(64)

Income before provision for income taxes	19,197	16,740
Provision for income taxes	4,991	6,529

Net income	$14,206	$10,211

Basic net income per share	$0.16	$0.11

Diluted net income per share	$0.16	$0.11

Weighted average shares outstanding for basic net income per share	88,526	90,807

Weighted average shares outstanding for diluted net income per share	90,427	94,988

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2008
	GAAP	Excluded			Non-GAAP
Revenues:
Product revenues	$222,451	$—			$222,451
Service revenues	36,469	—			36,469

Total revenues	258,920	—			258,920

Cost of revenues:
Cost of product revenues	90,187	4,494	(a	)	85,693
Cost of service revenues	18,254	1,070	(b	)	17,184

Total cost of revenues	108,441	5,564			102,877

Gross profit	150,479	(5,564)			156,043

Operating expenses:
Sales and marketing	73,861	3,170	(b	)	70,691
Research and development	34,934	2,914	(b	)	32,020
General and administrative	14,894	2,168	(b	)	12,726
Acquisition-related integration costs	159	159			—
Purchased in-process research and development	—	—			—
Amortization and impairment of purchased intangibles	1,827	1,827			—
Restructuring costs	3,615	3,615			—
Litigation reserves and payments	6,238	6,238			—

Total operating expenses	135,528	20,091			115,437

Operating income	14,951	(25,655)			40,606
Interest income, net	3,186	—			3,186
Other income (expense), net	1,060	—			1,060

Income before provision for income taxes	19,197	(25,655)			44,852
Provision for income taxes	4,991	(7,119)			12,110

Net income	$14,206	$(18,536)			$32,742

Basic net income per share	$0.16	$(0.21)			$0.37

Diluted net income per share	$0.16	$(0.20)			$0.36

Weighted average shares outstanding for basic net income per share	88,526				88,526

Weighted average shares outstanding for diluted net income per share	90,247				90,247

(a)	Excluded amount includes $3,493 related to the amortization of purchased intangibles for core and existing technologies, $806 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period and $195 related to the effect of stock-based compensation on warranty expense rates.

(b)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2007
	GAAP	Excluded			Non-GAAP
Revenues:
Product revenues	$169,472	$—			$169,472
Service revenues	23,246	—			23,246

Total revenues	192,718	—			192,718

Cost of revenues:
Cost of product revenues	64,282	1,901	(a	)	62,381
Cost of service revenues	11,899	643	(b	)	11,256

Total cost of revenues	76,181	2,544			73,637

Gross profit	116,537	(2,544)			119,081

Operating expenses:
Sales and marketing	50,936	2,524	(b	)	48,412
Research and development	30,675	2,577	(b	)	28,098
General and administrative	12,476	2,051	(b	)	10,425
Acquisition-related integration costs	1,170	1,170			—
Purchased in-process research and development	9,400	9,400			—
Amortization and impairment of purchased intangibles	1,431	1,431			—
Restructuring costs	213	213			—

Total operating expenses	106,301	19,366			86,935

Operating income	10,236	(21,910)			32,146
Interest income, net	6,568	—			6,568
Other income (expense), net	(64)	—			(64)

Income before provision for income taxes	16,740	(21,910)			38,650
Provision for income taxes	6,529	(3,520)			10,049

Net income	$10,211	$(18,390)			$28,601

Basic net income per share	$0.11	$(0.20)			$0.31

Diluted net income per share	$0.11	$(0.19)			$0.30

Weighted average shares outstanding for basic net income per share	90,807				90,807

Weighted average shares outstanding for diluted net income per share	94,988				94,988

(a)	Excluded amount includes $811 related to the amortization of purchased intangibles for core and existing technologies, $395 related to purchase accounting adjustments made to inventory, $526 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period and $169 related to the effect of stock-based compensation on warranty expense rates.

(b)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$265,250	$279,560
Investments	77,324	62,663
Trade receivables, net	140,656	138,133
Inventories	96,772	71,106
Deferred taxes	40,773	43,295
Prepaid expenses and other current assets	28,792	23,104

Total current assets	649,567	617,861
Property and equipment, net	60,643	57,610
Long-term investments	9,251	32,340
Goodwill	504,461	504,955
Purchased intangibles, net	82,292	86,423
Deferred taxes	7,270	8,062
Other assets	17,072	14,687

Total assets	$1,330,556	$1,321,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$91,633	$75,802
Accrued payroll and related liabilities	24,448	29,518
Taxes payable	635	3,790
Deferred revenue	66,003	59,130
Other accrued liabilities	52,489	48,814

Total current liabilities	235,208	217,054
Non-current liabilities
Deferred revenue	40,869	27,853
Taxes payable	34,386	34,899
Deferred taxes	3,598	4,709
Other long-term liabilities	14,949	13,429

Total liabilities	329,010	297,944
Stockholders’ equity	1,001,546	1,023,994

Total liabilities and stockholders’ equity	$1,330,556	$1,321,938

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2008	March 31, 2007
Cash flows from operating activities:
Net income	$14,206	$10,211
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,475	5,458
Amortization and impairment of purchased intangibles	5,308	2,242
Provision for doubtful accounts	245	—
Provision for excess and obsolete inventories	159	237
Non-cash stock-based compensation	10,128	8,321
Excess tax benefits from stock-based compensation	(422)	(8,665)
Purchase of in-process research and development	—	9,400
Loss on disposals of property and equipment	7	23
Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(2,597)	(5,848)
Inventories	(25,825)	(2,463)
Deferred taxes	819	3,093
Prepaid expenses and other assets	(10,157)	(2,124)
Accounts payable	15,831	(410)
Taxes payable	(2,720)	4,066
Other accrued liabilities	24,795	(6,694)

Net cash provided by operating activities	36,252	16,847

Cash flows from investing activities:
Purchase of property and equipment	(9,246)	(5,945)
Purchases of investments	(90,889)	(123,461)
Proceeds from sale and maturity of investments	98,669	197,565
Net cash paid in purchase acquisitions	—	(254,725)

Net cash used in investing activities	(1,466)	(186,566)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	12,725	35,304
Purchase and retirement of common stock	(62,243)	—
Excess tax benefits from stock-based compensation	422	8,665

Net cash (used in) provided by financing activities	(49,096)	43,969

Net increase (decrease) in cash and cash equivalents	(14,310)	(125,750)
Cash and cash equivalents, beginning of period	279,560	316,368

Cash and cash equivalents, end of period	$265,250	$190,618